Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-03224, No. 333-45415, No. 333-06785 and No. 333-42226) and
Form S-8 (No. 33-49017, No. 33-98210 and 333-49017) of AXA Financial, Inc. of
our reports dated February 24, 2006, with respect to the statements of financial condition of AllianceBernstein L.P. and subsidiaries, formerly Alliance Capital Management L.P., as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in partners' capital and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports are incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ KPMG LLP

New York, New York
March 15, 2006